UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 11, 2004

Sea Pines Associates, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-17517	57-0845789

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

32 Greenwood Drive, Hilton Head Island, South Carolina	29928

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(843) 785-3333

Not applicable

(Former name or former address, if changed since last report)

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Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

Letter from the Chairman to shareholders

Item 9. Regulation FD Disclosure.

     On February 11, 2004, the registrant distributed its 2003 Annual Report to Shareholders, which included a letter from the Company’s Chairman of the Board of Directors containing, among other information, statements regarding the registrant’s results of operations during the first quarter of 2004. A copy of the letter is attached as Exhibit 99.1.

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sea Pines Associates, Inc.

(Registrant)

Date	February 11, 2004	/s/ Michael E Lawrence

Michael E. Lawrence, Chief Executive Officer

EXHIBIT INDEX

Number

99.1	Letter from the Chairman to shareholders of the registrant